Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 33-74160, 33-81114, 33-81126, 33-80385, 33-80387, 33-80395, 333-53810 and 333-65196) and Form S-3 (No. 333-58764) of Vesta Insurance Group, Inc. and subsidiaries of our report dated March 14, 2004 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

March 14, 2004